                                                                     EXHIBIT 2.1

                       N.M. NEW MEDIA COMMUNICATION LTD.

                            STOCK PURCHASE AGREEMENT

                         DATED AS OF SEPTEMBER 16, 1997





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                               TABLE OF CONTENTS

                                                                                                                            PAGE
                                                                                                                            ----
1.       Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

2.       Sale and Transfer of Shares; Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

         2.1     Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         2.2     Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         2.3     Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         2.4     Closing Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         2.5     Issuance of Acquisition Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         2.6     Assumption of Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

3.       Representations and Warranties of the Company and Sellers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

         3.1     Organization and Good Standing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         3.2     Authority; No Conflict . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         3.3     Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         3.4     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         3.5     Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         3.6     Title to Properties; Encumbrances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         3.7     Condition and Sufficiency of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         3.8     Accounts Receivable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         3.9     Inventory  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         3.10    No Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         3.11    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         3.12    No Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         3.13    Employee Matters and Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         3.14    Compliance with Legal Requirements; Governmental Authorizations  . . . . . . . . . . . . . . . . . . . . .   15
         3.15    Legal Proceedings; Orders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         3.16    Absence of Certain Changes and Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         3.17    Contracts; No Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         3.18    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         3.19    Environmental and Product Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         3.20    Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         3.21    Certain Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         3.22    Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         3.23    Relationships with Related Persons . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         3.24    Brokers or Finders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         3.25    Customers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         3.26    Authenticity and Entirety of Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         3A.     Hart-Scott-Rodino Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         3B.     Representations and Warranties of Each Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29





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                               TABLE OF CONTENTS
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
         3B.1    Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         3B.2    Securities Law Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         3B.3    Title to Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         3B.4    No Conflict  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29

4.       Representations and Warranties of Buyer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30

         4.1     Organization and Good Standing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         4.2     Authority; No Conflict . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         4.3     Investment Intent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         4.4     Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         4.5     Certain Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         4.6     SEC Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         4.7     Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         4.8     Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         4.9     Brokers or Finders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32

5.       Covenants of the Company and Sellers Prior to Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33

         5.1     Access and Investigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         5.2     Operation of the Businesses of the Acquired Companies  . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         5.3     Negative Covenant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         5.4     Required Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         5.5     Notification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         5.6     No Negotiation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         5.7     Best Efforts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         5.8     Israeli Tax Approval . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         5.9     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34

6.       Covenants of Buyer Prior to Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35

         6.1     Approvals of Governmental Bodies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         6.2     Best Efforts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         6.3     SEC Filings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         6.4     Negative Covenant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35





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                               TABLE OF CONTENTS
                                  (CONTINUED)

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
7.       Conditions Precedent to Buyer's Obligation to Close  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35

         7.1     Accuracy of Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         7.2     The Company's and Sellers' Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         7.3     Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         7.4     Additional Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         7.5     No Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         7.6     No Claim Regarding Stock Ownership or Sale Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         7.7     No Prohibition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         7.8     Termination of Certain Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37

8.       Conditions Precedent to Sellers' Obligation to Close . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37

         8.1     Accuracy of Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         8.2     Buyer's Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         8.3     Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         8.4     Additional Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         8.5     No Injunction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38

9.       Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38

         9.1     Termination Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         9.2     Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39

10.      Indemnification; Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39

         10.1    Survival; Right to Indemnification Not Affected by Knowledge . . . . . . . . . . . . . . . . . . . . . . .   39
         10.2    Indemnification and Payment of Damages by Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         10.3    Indemnification and Payment of Damages by Buyer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         10.4    Time Limitations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         10.5    Limitations on Amount -- Sellers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         10.6    Limitations on Amount -- Buyer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         10.7    Escrow; Right of Set-Off . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         10.8    Procedure for Indemnification -- Third Party Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         10.9    Procedure for Indemnification -- Other Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43





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                               TABLE OF CONTENTS
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
11.      General Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43

         11.1    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
         11.2    Public Announcements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         11.3    Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         11.4    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         11.5    Governing Law, Jurisdiction; Service of Process  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         11.6    Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         11.7    Waiver of Certain Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         11.8    Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         11.9    Entire Agreement and Modification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         11.10   Disclosure Letter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         11.11   Assignments, Successors, and No Third-Party Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         11.12   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         11.13   Section Headings, Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         11.14   Time of Essence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         11.15   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48

                        INDEX OF EXHIBITS AND SCHEDULES



EXHIBITS

Exhibit 2.4(a)(ii)                Form of Seller's Release

Exhibit 2.4(a)(iii)(A)            Form of Employment Agreement for Effraim Atad

Exhibit 2.4(a)(iii)(B)            Form of Amendment to Employment Agreements
                                  for Other Key Employees of the Company

Exhibit 2.4(a)(iv)                Form of Registration Rights Agreement

Exhibit 2.4(a)(vi)                Form of Stock Option Substitution Agreement

Exhibit 2.4(c)                    Form of Escrow Agreement

Exhibit 3.13 Representations and Warrants of the Company and Sellers with Respect to each Acquired Company that has assets or Employees in the United States

Exhibit 7.4(a)                    Form of Company counsel Legal Opinion

Exhibit 8.4(a)                    Form of Buyer counsel Legal Opinion


DISCLOSURE LETTER

Company and Sellers Exceptions to Representations and Warranties


SCHEDULES

Schedule of Sellers
Schedule 4.2 Buyer Exceptions to Authority; No Conflict and Brokers or Finders Representations and Warranties

Schedule 4.5                      Buyer Exceptions to Certain Proceedings
                                  Representation and Warranty

                            STOCK PURCHASE AGREEMENT


         This Stock Purchase Agreement ("Agreement") is made as of September 16, 1997, by Harmonic Lightwaves, Inc., a Delaware corporation ("Buyer"), N.M. New Media Communication Ltd., a corporation organized under the laws of Israel (the "Company"), and each Person identified on the Schedule of Sellers attached hereto (each, a "Seller" and, collectively, "Sellers").

                                    RECITALS

         Sellers desire to sell, and Buyer desires to purchase, all of the issued and outstanding shares (the "Shares") of capital stock of the Company, for the consideration and on the terms set forth in this Agreement.

                                   AGREEMENT

         The parties, intending to be legally bound, agree as follows:

         1. Definitions. For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

                 "Acquired Companies"--the Company and its Subsidiaries, collectively.

                 "Acquisition Shares"--the shares of Buyer Common Stock to be issued to Sellers pursuant to Section 2.2.

                 "Applicable Contract"--any Contract existing as of the date of this Agreement (a) under which any Acquired Company has or may acquire any rights, (b) under which any Acquired Company has or may become subject to any obligation or liability, or (c) by which any Acquired Company or any of the assets owned or used by it is or may become bound.

                 "Balance Sheet"--as defined in Section 3.4.

                 "Best Efforts"--the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

                 "Breach"--a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

                 "Buyer"--as defined in the first paragraph of this Agreement.

                 "Buyer Common Stock"--the Common Stock, $0.001 par value per share, of Buyer.

                 "Closing"--as defined in Section 2.3.

                 "Closing Date"--the date and time as of which the Closing actually takes place.

                 "Company"--as defined in the first paragraph of this Agreement.

                 "Company Employee Plan"--any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, which is or has been maintained, contributed to, or required to be contributed to, by each Acquired Company or any Seller for the benefit of any Employee.

                 "Consent"--any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

                 "Consultant"-- any independent contractor who regularly provides service to a Person (other than attorneys, accountants and investment advisors).

                 "Contemplated Transactions"--all of the transactions contemplated by this Agreement, including:

                 (a) the sale of the Shares by Sellers to Buyer, the issuance by Buyer of the Acquisition Shares and Buyer's acquisition and ownership of the Shares;

                 (b) the execution, delivery, and performance, by those Persons named in Section 2 below, of the Employment Agreements the Sellers' Releases, and the Escrow Agreement;

                 (c) the performance by Buyer, the Company and Sellers of their respective covenants and obligations under this Agreement.

                 "Contract"--any agreement, contract, obligation, promise, or undertaking (whether written or oral) that is legally binding.

                 "Damages"--as defined in Section 10.2.

                 "Disclosure Letter"--the disclosure letter delivered by the Company and Sellers to Buyer concurrently with the execution and delivery of this Agreement.

                 "$" and "Dollars"--United States dollars.

                 "Employee"--any current employee or officer of (a) each Acquired Company or (b) N.M. New Media Entertainment Ltd. ("NME").

                 "Employee Agreement"--each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or similar agreement or contract between each Acquired Company or NME and any Employee or Consultant.

                 "Employment Agreements"--as defined in Section 2.4(a).

                 "Encumbrance"--any charge, claim, community property interest (including "Hezkat Shituf" or similar concepts under Israeli law), condition, lien, option, pledge, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership, and in addition with regard to any Person in the United States, any security interest.

                 "Environmental Laws"--as defined in Section 3.19.

                 "Escrow Agent"--as named in Section 2.4.

                 "Escrow Agreement"--as defined in Section 2.4.

                 "Exchange Agent"--as defined in Section 2.5.

                 "GAAP"--(unless otherwise specifically set forth) generally accepted Israeli accounting principles, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 3.4(b) were prepared.

                 "Governmental Authorization"--any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

                 "Governmental Body"--any:

                 (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

                 (b) federal, state, local, municipal, foreign, or other government;

                 (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

                 (d)      multi-national organization or body; or

                 (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

                 "Intellectual Property Assets" -- as defined in Section 3.20.

                 "Interim Balance Sheet"-- as defined in Section 3.4.

                 "Israel Securities Law" -- the Israel Securities Law of 1968 or any successor law, and regulations and rules issued pursuant thereto.

                 "Key Employees" --Efraim Atad, Yoram Shkedi, Eyal Liebovitz, Beni Shani and Danny Elbaz.

                 "Knowledge"--an individual will be deemed to have "Knowledge" of a particular fact if:

                 (a)      such individual is actually aware of such fact; or

                 (b) a prudent individual could be expected to discover or otherwise become aware of such fact, but without independent investigation.

         A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact if any individual who is serving as a director, officer or partner (with respect to a Person that is a general or a limited partnership) of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact.

                 "Legal Requirement"--any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

                 "Minority Sellers" -- Joelit Bachrach, Martina Neustadt and Cotex Enterprises Ltd.

                 "New Israeli Shekels" or "NIS" --the currency of the State of Israel. Any dollar amount to be paid in New Israeli Shekels shall be paid according to the representative rate of exchange published by the Bank of Israel as in effect at the time of payment.

                 "Options"--all options or rights to purchase shares of capital stock of the Company.

                 "Order"--any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

                 "Ordinary Course of Business"--an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

                 (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person in such Person's primary place of business;

                 (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person under the laws of such Person's jurisdiction of organization; and

                 (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person in such Person's primary place of business.

                 "Organizational Documents"--(a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

                 "Person"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

                 "Proceeding"--any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

                 "Registration Rights Agreement"-- as defined in Section
2.4(a).

                 "Related Person"-- with respect to a specified Person other than an individual:

                 (a) a person who holds 5% of more of the issued share capital or of the voting power in the body corporate, a person entitled to appoint one or more of the directors in the body corporate or its general manager, a person who holds the office of director or of general manager of the body corporate, or a body corporate in which an aforesaid person holds 25% or more of the issued share capital or of the voting power or is entitled to appoint 25% or more of its directors; for purposes of this paragraph:

                           (i)    a director of a joint investments trust fund
shall be deemed the person who holds the securities included in the fund's assets;

                          (ii)    if a person holds securities through a
trustee, then the trustee shall also be deemed to be holding the said securities; for this purpose, "trustee" -- exclusive of a registration company;

                 (b) a subsidiary of a body corporate, exclusive of a registration company.

                 "Representative"--with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

                 "Securities Act"--the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

                 "Sellers"--as defined in the first paragraph of this Agreement.

                 "Sellers' Releases"--as defined in Section 2.4.

                 "Shares"--as defined in the Recitals of this Agreement.

                 "Subsidiary"--with respect to the Company, any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Company or one or more of its Subsidiaries.

                 "Tax" --includes income tax, purchase tax, VAT, land betterments tax and any other tax of any kind imposed on any of the Acquired Companies, their assets or their properties.

                 "Tax Return"--any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, or any adjustment thereto, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

                 "Threatened"--a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally (but only with respect to a Proceeding) or in writing) or any notice has been given (orally (but only with respect to a Proceeding) or in writing) that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

         2.      Sale and Transfer of Shares; Closing.

                 2.1 Shares. Subject to the terms and conditions of this Agreement, at the Closing, Sellers will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from Sellers.

                 2.2 Purchase Price. The aggregate purchase price (the "Purchase Price") for the Shares will be (a) an aggregate of 1,037,911 Acquisition Shares, divided among the Sellers as set forth on the Schedule of Sellers plus (b) an aggregate of $1,000.00, divided among Sellers as set forth on the Schedule of Sellers.

                 2.3 Closing. The purchase and sale (the "Closing") provided for in this Agreement will take place at the offices of the Company at 5:00 p.m. (local time) on the earlier of (i) the date that of seven (7) business days following the approval of the Office of Restricted Trade Practice of Israel of the acquisition of the Shares by Buyer or (ii) the date that is seven (7) business days following the termination of the applicable waiting period for the approval of the Office of Restricted Trade Practice of Israel of the acquisition of the Shares by Buyer, or at such other time and place as the parties may agree. Subject to the provisions of Section 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement. All transactions taking place at the Closing will be deemed to have taken place simultaneously.

                 2.4      Closing Obligations.  At the Closing:

                          (a)     Sellers will deliver to Buyer:

                                   (i)     signed and executed share transfer
deeds, accompanied by share certificates representing the Shares, for transfer to Buyer accompanied by formal notification documents duly completed for delivery to the Registrar of Companies;

                                  (ii)     releases in the form of Exhibit
2.4(a)(ii) executed by Sellers and the Company's directors (collectively, "Sellers' Releases");

                                 (iii)     an employment agreement in
substantially the form of Exhibit 2.4(a)(iii)(A) executed by Effraim Atad, and amendments to employment agreements in substantially the form of Exhibit 2.4(a)(iii)(B) executed by each other Key Employee (collectively, the "Employment Agreements"); and

                                  (iv)     a registration rights agreement in
the form of Exhibit 2.4(a)(iv), executed by the Sellers (the "Registration Rights Agreement");

                                   (v)     a certificate executed by the
Company and Sellers representing and warranting to Buyer that the conditions set forth in Sections 7.1 and 7.2 below have been satisfied; and

                                  (vi)     a Stock Option Substitution
Agreement (the "Substitution Agreement") in the form of Exhibit 2.4(a)(vi) executed by each holder of an Option who is an employee of the Company.

                          (b)     Buyer will deliver:

                                   (i)     stock certificates representing
155,686 shares of Buyer Common Stock to the Escrow Agent referred to in Section 2.4(c);

                                  (ii)     to Sellers, a certificate executed
by Buyer representing and warranting that the conditions set forth in Sections
8.1 and 8.2 below have been satisfied;

                                 (iii)     to Sellers, checks in the aggregate
amount of $1,000.00, as provided in Section 2.2(b); and

                                  (iv)     to Sellers, the Registration Rights
Agreement, executed by Buyer.

                          (c)     Buyer and Sellers will enter into an escrow
agreement in substantially the form of Exhibit 2.4(c) (the "Escrow Agreement") with Chase Trust Company of California (or an affiliate thereof) (the "Escrow Agent").

                 2.5      Issuance of Acquisition Shares.

                          (a)     Prior to the Closing, Buyer shall designate
Chase Mellon Shareholder Services, LLC, or such other bank or trust company with assets of not less than $50,000,000 as it may determine, to act as exchange agent (the "Exchange Agent") with respect to the issuance of the Acquisition Shares.

                          (b)     At the Closing, the Exchange Agent shall
deliver to each Seller a certificate registered in the name of such Seller representing the number of shares of Buyer Common Stock to which such Seller shall be entitled pursuant to Section 2.2, less the number of shares deposited with the Escrow Agent pursuant to the Escrow Agreement.

                 2.6 Assumption of Options. At the Closing, each holder of an Option who is an employee of the Company will deliver a Substitution Agreement pursuant to which each Option held by such holder will be terminated and exchanged for an option to purchase the number of shares of Buyer Common Stock as is set forth opposite the name of each such holder on Schedule A to the form of Substitution Agreement, at an exercise price as is set forth on said Schedule A.

         3. Representations and Warranties of the Company and Sellers. The Company and each Seller other than the Minority Sellers represent and warrant to Buyer as follows (except as otherwise expressly set forth therein, the representations speak as of the date of this Agreement):

                 3.1      Organization and Good Standing.

                          (a)     Part 3.1 of the Disclosure Letter contains a
complete and accurate list for each Acquired Company of its name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each stockholder and Option holder and the number of shares held by each and the number of shares subject to Options held by each). Each Acquired Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. Each Acquired Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in the United States and Israel and to the Knowledge of Seller and the Acquired Companies, each other jurisdiction, in each case in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

                          (b)     The Company has delivered to Buyer copies of
the Organizational Documents of each Acquired Company, as currently in effect.

                 3.2      Authority; No Conflict.

                          (a)     This Agreement constitutes the legal, valid,
and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Company has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement.

                          (b)     Except as set forth in Part 3.2 of the
Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions by the Acquired Companies or Seller will, directly or indirectly (with or without notice or lapse of time):

                                   (i)     contravene, conflict with, or result
in a violation of (A) any provision of the Organizational Documents of the Acquired Companies, or (B) any resolution adopted by the board of directors or the stockholders of any Acquired Company;

                                  (ii)     contravene, conflict with, or result
in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order existing on the date hereof, to which any Acquired Company, or any of the assets owned or used by any Acquired Company, may be subject;

                                 (iii)     contravene, conflict with, or result
in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by any Acquired Company on the date hereof or that otherwise relates to the business of, or any of the assets owned or used by, any Acquired Company;

                                  (iv)     cause any Acquired Company to become
subject to, or to become liable for the payment of, any Tax;

                                   (v)     cause any of the assets owned by any
Acquired Company to be reassessed or revalued by any taxing authority or other Governmental Body;

                                  (vi)     contravene, conflict with, or result
in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

                                 (vii)     result in the imposition or creation
of any Encumbrance upon or with respect to any of the assets owned or used by any Acquired Company.

         Except as set forth in Part 3.2 of the Disclosure Letter, no Acquired Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

                          (c)     The Acquisition Shares will not, as a result
of the Contemplated Transactions, be distributed to more than 34 Persons.

                 3.3 Capitalization. The authorized equity securities of the Company consist of 20,000 shares of common stock, par value NIS 1.00 per share, of which 1,486 shares are issued and outstanding as of the date of this Agreement and 1,496 shares will be issued and outstanding and constitute the Shares as of the Closing. Sellers are and will be on the Closing Date the record and beneficial owners and holders of the Shares, free and clear of all Encumbrances. Each Seller, as of the Closing, will own the number of Shares as is set forth opposite the name of such Seller on the Schedule of Sellers. With the exception of the Shares (which are owned by Sellers), except as set forth in Part 3.3 of the Disclosure Letter, all of the outstanding equity securities and other securities of each Acquired Company are owned of record and beneficially by one or more of the Acquired Companies, free and clear of all Encumbrances. No legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of any Acquired Company. All of the outstanding equity securities of each Acquired Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as described in Part 3.3 of the Disclosure Letter, there are no Options or other Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of any Acquired Company. None of the outstanding equity securities or other securities of any Acquired Company was issued in violation of the Securities Act, the Israel Securities Law or any other Legal Requirement. No Acquired Company owns, or has any Contract to acquire, any equity securities or other securities of any Person (other than Acquired Companies) or any direct or indirect equity or ownership interest in any other business.

                 3.4      Financial Statements.  The Company has delivered to
Buyer: (a) a consolidated balance sheet of the Acquired Companies as at December 31, 1996 (including the notes thereto, the "Balance Sheet"), and the related consolidated statements of income, changes in stockholders' equity, and cash flow for the fiscal year then ended, together with the report thereon of BDO Almagor & Co., independent certified public accountants, and (b) an unaudited consolidated balance sheet of the Acquired Companies as at June 30, 1997 (the "Interim Balance Sheet") and the related unaudited consolidated statements of income, changes in stockholders' equity, and cash flow for the six (6) months then ended, including in each case the notes thereto. Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Acquired Companies as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the Balance Sheet); the financial statements referred to in this Section 3.4 reflect the consistent application of such accounting principles throughout the periods involved. No financial statements of any Person other than the Acquired Companies are required by GAAP to be included in the consolidated financial statements of the Company.

                 3.5 Books and Records. The books of account, minute books, stock record books, and other records of the Acquired Companies, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of internal controls adequate for companies with the scope of operations of the Acquired Companies. The minute books of the Acquired Companies contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders and the Boards of Directors of the Acquired Companies, and no formal meeting of any such stockholders or Board of Directors has been held for which minutes have not been prepared and are not contained in such minute books. There are no committees of the Boards of Directors of any Acquired Company. At the Closing, all of those books and records will be in the possession of the Acquired Companies.

                 3.6 Title to Properties; Encumbrances. Part 3.6 of the Disclosure Letter contains a complete and accurate list of all real property, leaseholds, or other interests therein owned by any Acquired Company. The Acquired Companies own all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that they purport to own, located in the facilities owned or operated by the Acquired Companies or reflected as owned in the books and records of the Acquired Companies, including all of the properties and assets reflected in the Balance Sheet and the Interim Balance Sheet (except for assets held under capitalized leases disclosed or not required to be disclosed in Part 3.6 of the Disclosure Letter and personal property sold since the date of the Balance Sheet and the Interim Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Acquired Companies since the date of the Interim Balance Sheet (except for personal property acquired and sold since the date of the Interim Balance Sheet in the Ordinary Course of Business, which subsequently purchased or acquired properties and assets (other than inventory and short-term investments) are listed in Part 3.6 of the Disclosure Letter. Except as set forth in Part 3.6 of the Disclosure Letter, all material properties and assets reflected in the Balance Sheet and the Interim Balance Sheet are free and clear of all Encumbrances except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Balance Sheet or the Interim Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Interim Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, and (c) liens for current taxes not yet due.

                 3.7 Condition and Sufficiency of Assets. The building, plants, structures, and equipment, if any, of the Acquired Companies are sufficient for the continued conduct of the Acquired Companies' businesses after the Closing in substantially the same manner as conducted prior to the Closing.

                 3.8 Accounts Receivable. All accounts receivable of the Acquired Companies that are reflected on the Interim Balance Sheet or on the accounting records of the Acquired Companies as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent as of the Closing Date valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. To the Knowledge of Seller and the Acquired Companies, the reserves shown on the Interim Balance Sheet or on the accounting records of the Acquired Companies as of the Closing Date are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a materially greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Interim Balance Sheet represented of the Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging. There is no contest, claim, or asserted claim of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Part
3.8 of the Disclosure Letter contains a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of such Accounts Receivable.

                 3.9 Inventory. All inventory of the Acquired Companies, whether or not reflected in the Balance Sheet or the Interim Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Acquired Companies as of the Closing Date, as the case may be. All inventories not written off have been priced at the lower of cost or market on a first in, first out basis. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Acquired Companies.

                 3.10     No Undisclosed Liabilities.  Except as set forth in
Part 3.10 of the Disclosure Letter, the Acquired Companies have no liabilities or obligations of any nature (whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet or the Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business, since the respective dates thereof.

                 3.11     Taxes.

                          (a)     The Acquired Companies have filed or caused
to be filed (on a timely basis since inception) all Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. The Company has made available to Buyer copies of, and Part 3.11 of the Disclosure Letter contains a complete and accurate list of, all such Tax Returns relating to income or other taxes filed since each Acquired Company's inception. The Acquired Companies have paid, or made provision for the payment of, all Taxes that have become due on or prior to the date of this Agreement, pursuant to those Tax Returns (whether or not shown on such Tax Returns) or otherwise, or pursuant to any assessment received by Sellers or any Acquired Company, except such Taxes, if any, as are listed in Part 3.11 of the Disclosure Letter and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Interim Balance Sheet.

                          (b)     To date there have been no audits of the Tax
Returns of any Acquired Company. Except as described in Part 3.11 of the Disclosure Letter, no Seller or Acquired Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of any Acquired Company or for which any Acquired Company may be liable.

                          (c)     To the Knowledge of Seller and the Acquired
Companies, (i) the charges, accruals, and reserves with respect to Taxes on the respective books of each Acquired Company are adequate (determined in accordance with GAAP) and are at least equal to that Acquired Company's liability for Taxes, (ii) there exists no proposed tax assessment against any Acquired Company except as disclosed in the Balance Sheet or in Part 3.11 of the Disclosure Letter and (iii) all Taxes that any Acquired Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

                          (d)     There is no tax sharing agreement that will
require any payment by any Acquired Company after the date of this Agreement.

                          (e)     No claims have been made, which are currently
pending, by any Israeli or any other taxing authority in connection with any of the returns and reports referred to in Subsection (a) above.

                          (f)     All Israeli, US and foreign income, profits,
franchise, sales, use, occupancy, property, severance, excise, value added and other taxes (including interest and penalties) due from the Acquired Companies, have been fully paid, or have been or will be adequately provided for in the Interim Balance Sheet.

                          (g)     No waivers of statutes of limitation have
been given or requested with respect to the Acquired Companies in connection with any tax returns submitted or with respect to any taxes payable by the Acquired Companies.

                          (h)     The Acquired Companies are not subject to any
adjustment or penalty by reason of underpayment or violation of any order, rule or regulation of, or a default with respect to, any return or report required prior to the date thereof to be filed with, any federal, state, local, foreign or other governmental taxing agency, department, commission, board, bureau or instrumentality to which they are subject.

                 3.12 No Material Adverse Change. Since the date of the Interim Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of any Acquired Company, and no event has occurred or circumstance exists that is reasonably likely to result in such a material adverse change.

                 3.13     Employee Matters and Benefit Plans.

                          (a)     Part 3.13 of the Disclosure Letter contains a
complete and accurate list of the following information for each Employee or Consultant of any Acquired Company, including each employee on leave of absence or layoff status: employer; name; job title; aggregate annual remuneration (gross salary); vacation accrued; and service credited for purposes of vesting and eligibility to participate under the Employee Plan (as defined in Section 3.13(d)) or any retirement, severance pay or employee benefit plan. For the purposes hereof "remuneration" includes bonuses but excludes non-monetary fringe benefits and additional costs to the Acquired Companies in respect of remuneration.

                          (b)     Part 3.13 of the Disclosure Letter contains a
complete and accurate list of the following information for each retired Employee of the Acquired Companies, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

                          (c)     Except as set forth in Part 3.13 of the
Disclosure Letter, the obligation of the Acquired Companies for payment of severance pay due to all permanent employees of the Acquired Companies is covered in full by Managers Insurance Policies ("Bituach Menahalim") for senior Employees and by the reserve provided for in the financial statements and the Interim Balance Sheet.

                          (d)     To the Knowledge of Seller and the Acquired
Companies, no Employee or Consultant of any Acquired Company is in violation of any term of any employment, employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such person with such Acquired Company or any other party because of the nature of the business conducted or to be conducted by such Acquired Company. To the Knowledge of Seller and the Acquired Companies, no Employee or Consultant of any Acquired Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such Employee or Consultant and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an

Employee or Consultant of the Acquired Companies, or (ii) the ability of any Acquired Company to conduct its business, including any Proprietary Rights Agreement with Sellers or the Acquired Companies by any such Employee or Consultant or (iii) the ability of such Employee or Consultant to assign to any Acquired Company or to any other Person any rights to any invention, improvement or discovery. The Acquired Companies are currently not parties to, and since their inception have not been parties to, any collective bargaining agreements or other labor Contracts covering any of their employees. Since the inception of the Acquired Companies, there has not been, there is not presently pending or existing, and there is not Threatened, any strike, slowdown, picketing, work stoppage, or employee grievance process. Each Acquired Company has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes and occupational safety and health. No Acquired Company is liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements. The Acquired Companies have one employee benefit plan presently in force with respect to options granted to five (5) employees (the "Employee Plan"). The Employee Plan has been adopted in accordance with
Section 3(9) of the Income Tax Ordinance 1961 and provides the employees with a tax deferment according to the terms therein. Part 3.13 of the Disclosure Letter contains the names of the employees who have been granted options to purchase securities of the Acquired Companies under the Employee Plan, including the terms and conditions of such options. The Company and the Sellers are not aware of any key employee of any of the Acquired Companies who has any plans to terminate his or her employment with such Acquired Company.

                          (e)     With respect to each Acquired Company that
has assets or Employees in the United States, the Company and the Sellers represent and warrant as set forth on Exhibit 3.13.

                          (f)     Each Company Employee Plan has been
established, maintained and administered in compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such Company Employee Plan. Furthermore, no Company Employee Plan has unfunded liabilities, that as of the Closing, will not be offset by insurance or fully accrued. Except as required by law, no condition exists that would prevent the Acquired Companies from terminating or amending any Company Employee Plan.

                 3.14 Compliance with Legal Requirements; Governmental Authorizations.

                          (a)     Except as set forth in Part 3.14 of the
Disclosure Letter:

                                   (i)     each Acquired Company is, and at all
times since its inception has been, in full compliance with each Legal Requirement in the United States and Israel and, to the Knowledge of Seller and the Acquired Companies, each other jurisdiction that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

                                  (ii)     to the Knowledge of Seller and the
Acquired Companies, no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by any Acquired Company of, or a failure on the part of any

Acquired Company to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of any Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                                 (iii)     no Acquired Company has received, at
any time since its inception, any notice or other communication (whether written or, to the Knowledge of Seller or the Acquired Companies, oral) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of any Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

                          (b)     Part 3.14 of the Disclosure Letter contains a
complete and accurate list of each Governmental Authorization that is held by any Acquired Company or that otherwise relates to the business of, or to any of the assets owned or used by, any Acquired Company. Each Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Letter is valid and in full force and effect. Except as set forth in Part 3.14 of the Disclosure Letter:

                                   (i)     each Acquired Company is, and at all
times since inception has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 3.14 of the Disclosure Letter;

                                  (ii)     to the Knowledge of Seller and the
Acquired Companies, no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Letter, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Letter;

                                 (iii)     no Acquired Company has received, at
any time since inception, any notice or other communication (whether written or, to the Knowledge of Seller and the Acquired Companies, oral) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

                                  (iv)     all applications required to have
been filed for the renewal of the Governmental Authorizations listed or required to be listed in Part 3.14 of the Disclosure Letter have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

         The Governmental Authorizations listed in Part 3.14 of the Disclosure Letter collectively constitute all of the Governmental Authorizations necessary to permit the Acquired Companies to lawfully conduct and operate their businesses in the manner they currently conduct and operate such businesses and to permit the Acquired Companies to own and use their assets in the manner in which they currently own and use such assets.

                 3.15     Legal Proceedings; Orders.

                          (a)     Except as set forth in Part 3.15 of the
Disclosure Letter, there is no pending Proceeding:

                                   (i)     that has been commenced by or
against any Acquired Company or that otherwise relates to the business of, or any of the assets owned or used by, any Acquired Company; or

                                  (ii)     to the Knowledge of Seller and the
Acquired Companies, that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

         To the Knowledge of Seller and the Acquired Companies, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding. The Company has delivered to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Part 3.15 of the Disclosure Letter.

                          (b)     Except as set forth in Part 3.15 of the
Disclosure Letter:

                                   (i)     there is no Order to which any of
the Acquired Companies, or any of the assets owned or used by any Acquired Company, is subject;

                                  (ii)     Seller is not subject to any Order
that relates to the business of, or any of the assets owned or used by, any Acquired Company; and

                                 (iii)     to the Knowledge of Seller and the
Acquired Companies, no officer, director, agent, or employee of any Acquired Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of any Acquired Company.

                          (c)     Except as set forth in Part 3.15 of the
Disclosure Letter:

                                   (i)     each Acquired Company is, and at all
times since inception has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

                                  (ii)     no event has occurred or
circumstance exists that is reasonably likely to constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which any Acquired Company, or any of the assets owned or used by any Acquired Company, is subject; and

                                 (iii)     no Acquired Company has received, at
any time since inception, any notice or other communication (whether written or, to the Knowledge of Seller and the Acquired Companies, oral) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which any Acquired Company, or any of the assets owned or used by any Acquired Company, is or has been subject.

                 3.16 Absence of Certain Changes and Events. Except as set forth in Part 3.16 of the Disclosure Letter, since the date of the Interim Balance Sheet, the Acquired Companies have conducted their businesses only in the Ordinary Course of Business and there has not been any:

                          (a)     change in any Acquired Company's authorized
or issued capital stock; grant of any stock option or right to purchase shares of capital stock of any Acquired Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by any Acquired Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

                          (b)     amendment to the Organizational Documents of
any Acquired Company;

                          (c)     payment or increase by any Acquired Company
of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

                          (d)     adoption of, or increase in the payments to
or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of any Acquired Company;

                          (e)     damage to or destruction or loss of any asset
or property of any Acquired Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Acquired Companies, taken as a whole;

                          (f)     entry into, termination of, or receipt of
notice of termination of (i) any license (other than the entry into commercially available licenses in the ordinary course of business), distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any

Contract or transaction involving a total remaining commitment by or to any Acquired Company of at least $20,000;

                          (g)     sale (other than sales of inventory in the
Ordinary Course of Business), lease, or other disposition of any asset or property of any Acquired Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of any Acquired Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

                          (h)     cancellation or waiver of any claims or
rights with a value to any Acquired Company in excess of $25,000;

                          (i)     material change in the accounting methods
used by any Acquired Company; or

                          (j)     agreement, whether oral or written, by any
Acquired Company to do any of the foregoing.

                 3.17     Contracts; No Defaults.

                          (a)     Part 3.17(a) of the Disclosure Letter
contains a complete and accurate list, and the Company has delivered to Buyer true and complete copies, of:

                                   (i)     each Applicable Contract that
involves performance of services or delivery of goods or materials by one or more Acquired Companies of an amount or value in excess of $50,000;

                                  (ii)     each Applicable Contract that
involves performance of services or delivery of goods or materials to one or more Acquired Companies of an amount or value in excess of $50,000;

                                 (iii)     each Applicable Contract that was
not entered into in the Ordinary Course of Business and that involves expenditures or receipts of one or more Acquired Companies in excess of $50,000;

                                  (iv)     each lease, rental or occupancy
agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $25,000 and with terms of less than one year);

                                   (v)     each licensing agreement or other
Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

                                  (vi)     each collective bargaining agreement
and other Applicable Contract to or with any labor union or other employee representative of a group of employees;

                                 (vii)     each joint venture, partnership, and
other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by any Acquired Company with any other Person;

                                (viii)     each Applicable Contract containing
covenants that in any way purport to restrict the business activity of any Acquired Company or any Affiliate of an Acquired Company or limit the freedom of any Acquired Company or any Affiliate of an Acquired Company to engage in any line of business or to compete with any Person;

                                  (ix)     each Applicable Contract providing
for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

                                   (x)     each power of attorney that is
currently effective and outstanding;

                                  (xi)     each Applicable Contract entered
into other than in the Ordinary Course of Business that contains or provides for an express undertaking by any Acquired Company to be responsible for consequential damages;

                                 (xii)     each Applicable Contract for capital
expenditures in excess of $50,000;

                                (xiii)     each written warranty, guaranty, and
or other similar undertaking with respect to contractual performance extended by any Acquired Company other than in the Ordinary Course of Business; and

                                 (xiv)     each amendment, supplement, and
modification in respect of any of the foregoing.

                          (b)     Except as set forth in Part 3.17(b) of the
Disclosure Letter, neither Seller (and no Related Person of either Seller) has or may acquire any rights under, and neither Seller has or may become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, any Acquired Company.

                          (c)     Except as set forth in Part 3.17(c) of the
Disclosure Letter, each Contract identified or required to be identified in
Part 3.17(a) of the Disclosure Letter is in full force and effect and is valid and enforceable against the Acquired Companies and, to the Knowledge of Seller and the Acquired Companies, each other party thereto, in accordance with its terms.

                          (d)     Except as set forth in Part 3.17(d) of the
Disclosure Letter:

                                   (i)     each Acquired Company is, and at all
times since its inception has been, in material compliance with all applicable terms and requirements of each Contract under which such Acquired Company has or had any obligation or liability or by which such Acquired Company or any of the assets owned or used by such Acquired Company is or was bound;

                                  (ii)     to the Knowledge of Seller and the
Acquired Companies, each other Person that has or had any obligation or liability under any Contract under which an Acquired Company has or had any rights is, and at all times since its inception has been, in material compliance with all applicable terms and requirements of such Contract;

                                 (iii)     to the Knowledge of Seller and the
Acquired Companies, no event has occurred or circumstance exists that (with or without notice or lapse of time) is reasonably likely to contravene, conflict with, or result in a violation or breach of, or give any Acquired Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

                                  (iv)     no Acquired Company has given to or
received from any other Person, at any time since inception, any notice or other communication (whether written or, to the Knowledge of Seller and the Acquired Companies, oral) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

                          (e)     There are no renegotiations of, to the
Knowledge of Seller and the Acquired Companies attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to any Acquired Company under current or completed Contracts with any Person and no such Person has made written demand to Sellers or any Acquired Company for such renegotiation.

                 3.18     Insurance.

                          (a)     The Company has delivered to Buyer:

                                   (i)     true and complete copies of all
policies of insurance to which any Acquired Company is a party or under which any Acquired Company, or any director of any Acquired Company, is or has been covered at any time within the two years preceding the date of this Agreement; and

                                  (ii)     true and complete copies of all
pending applications for policies of insurance.

                          (b)     Part 3.18(b) of the Disclosure Letter
describes:

                                   (i)     any self-insurance arrangement by or
affecting any Acquired Company, including any reserves established thereunder;
and

                                  (ii)     all obligations of the Acquired
Companies to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

                          (c)     Part 3.18(c) of the Disclosure Letter sets
forth, by year, for the current policy year and each of the two preceding policy years:

                                   (i)     a summary of the loss experience
under each policy;

                                  (ii)     a statement describing each claim
under an insurance policy for an amount in excess of $10,000, which sets forth:

                                        (A)     the name of the claimant;

                                        (B)     a description of the policy by
insurer, type of insurance, and period of coverage; and

                                        (C)     the amount and a brief
description of the claim; and

                                 (iii)     a statement describing the loss
experience for all claims that were self-insured, including the number and aggregate cost of such claims.

                          (d)     Except as set forth on Part 3.18(d) of the
Disclosure Letter:

                                   (i)     All policies to which any Acquired
Company is a party or that provide coverage to any Seller, any Acquired Company, or any director or officer of an Acquired Company:

                                        (A)     to the best knowledge of the
Acquired Companies are valid, outstanding, and enforceable;

                                        (B)     are sufficient for compliance
with all Legal Requirements and Contracts to which any Acquired Company is a party or by which any of them is bound;

                                        (C)     will continue in full force and
effect following the consummation of the Contemplated Transactions; and

                                        (D)     do not provide for any
retrospective premium adjustment or other experienced-based liability on the part of any Acquired Company.

                                  (ii)     No Seller or Acquired Company has
received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

                                 (iii)     The Acquired Companies have paid all
premiums due, and have otherwise performed all of their respective obligations, under each policy to which any Acquired Company is a party or that provides coverage to any Acquired Company or director thereof.

                                  (iv)     The Acquired Companies have given
notice to the insurer of all claims that may be insured thereby.

                 3.19 Environmental and Product Matters. Except as set forth in part 3.19 of the Disclosure Letter:

                          (a)     There are no claims, actions, suits, permit
revocations, requests for information, investigations, orders or other proceedings asserted by third parties or governmental agencies ("Claim") involving the Acquired Companies which arise under any Israeli, U.S. or foreign laws, rules, regulations, ordinances or policies relating to the protection of the environment or human health, safety and welfare or reproductive capacity ("Environmental Laws"). Neither the Acquired Companies nor Seller have received any notice of any pending Claim against the Acquired Companies relating to violations of Environmental Laws by the Acquired Companies.
Neither the Acquired Companies nor Seller have any knowledge of any fact or circumstance that it is reasonably foreseeable that would give rise to a Claim, or of any intent to commence any other or additional investigations or proceedings against the Acquired Companies regarding violations or alleged violations of Environmental Laws.

                          (b)     To the Knowledge of Seller and the Acquired
Companies, the Acquired Companies have not transported, used, stored, manufactured, released, disposed of or exposed employees who have worked at the Acquired Companies to any material which is regulated by any governmental authority because it is toxic, radioactive or otherwise a danger to health and the environment in violation of any Environmental Laws.

                          (c)     There are and have been no citations or
decisions by any governmental or regulatory body in the United States or Israel or, to the Knowledge of Seller and the Acquired Companies, any other jurisdiction that any product manufactured, marketed or distributed at any time by the Acquired Companies ("Product") is defective or fails to meet any standards promulgated by any such governmental or regulatory body. Neither the Acquired Companies nor any of the Sellers are aware of any proceeding now pending or Threatened which is reasonably likely to result in such citation or decision. There are no existing or Threatened claims against the Acquired Companies for services or merchandise which are defective or fail to meet any service or product warranties or any defects or problems which, if discovered by a third party, would support such a claim. No claim has been asserted against the Acquired Companies for renegotiation or price redetermination of any business transaction, and other than concessions in the ordinary course of business, there are no facts upon which any such claim could be based. To the Knowledge of Seller and the Acquired Companies, there is no fact relating to any Product that may impose upon the Acquired Companies a duty to warn customers of a defect in any Product, or latent or overt defect in any Product which has been or is being distributed by the Acquired Companies, which is likely to result in claims for breach of warranty with respect to such Products in excess of the warranty reserve reflected in the Financial Statements or to be reflected in the Balance Sheet. For purposes of the foregoing, with respect to a software product, a "defect" shall include, without limitation, any characteristic of the product which may, when the product is used with the computer and operating system with which the product is used, result in material undesired errors in processing or output, cessation of system function, or loss of or damage to data, whether during the operation of the product or during the operation of another program as a result of effects caused by the product.

                 3.20     Intellectual Property.

                          (a)     Intellectual Property Assets--The term
"Intellectual Property Assets" includes:

                                   (i)     the name "New Media Communication,"
trade names, registered and unregistered trademarks, service marks, and applications owned, used, or licensed by any Acquired Company as licensee or licensor (collectively, "Marks");

                                  (ii)     all patents, patent applications,
and inventions that may be patentable owned, used, or licensed by any Acquired Company as licensee or licensor (collectively, "Patents");

                                 (iii)     all copyrights in both published
works and unpublished works owned, used, or licensed by any Acquired Company as licensee or licensor (collectively, "Copyrights");

                                  (iv)     all rights in mask works owned,
used, or licensed by any Acquired Company as licensee or licensor
(collectively, "Rights in Mask Works"); and

                                   (v)     all know-how, trade secrets,
confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints owned, used, or licensed by any Acquired Company as licensee or licensor (collectively, "Trade Secrets").

                          (b)     Agreements--Part 3.20(b) of the Disclosure
Letter contains a complete and accurate list and summary description, including any royalties paid or received by the Acquired Companies, of all Contracts relating to the Intellectual Property Assets to which any Acquired Company is a party or by which any Acquired Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $5,000 under which an Acquired Company is the licensee. There are no outstanding and, to Sellers' and the Acquired Companies' Knowledge, no Threatened disputes or disagreements with respect to any such agreement.

                          (c)     Know-How Necessary for the Business.

                                   (i)     The Intellectual Property Assets are
all those necessary for the operation of the Acquired Companies' businesses as they are currently conducted or as reflected in the business plan given to Buyer. One or more of the Acquired Companies is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, or has the right to use, subject to payment to third parties (which payments are set forth in Part 3.20(b) of the Disclosure Letter), all of the Intellectual Property Assets.

                                  (ii)     Except as set forth in Part 3.20(c)
of the Disclosure Letter, all former and current employees of each Acquired Company have executed written Contracts with one or more of the Acquired Companies that assign to one or more of the Acquired Companies all rights to any inventions, improvements, discoveries, or information relating to the business of any Acquired Company. No employee of any Acquired Company has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than one or more of the Acquired Companies.

                          (d)     Patents.

                                   (i)     Part 3.20(d) of the Disclosure
Letter contains a complete and accurate list and summary description of all Patents. Except as set forth in Part 3.20(d) of the Disclosure Letter, one or more of the Acquired Companies is the owner of all rights, titles, and interest in and to each of the Patents, free and clear of all liens, security interests, charges, encumbrances, entities, and other adverse claims.

                                  (ii)     No Patent has been or is now
involved in any interference, reissue, reexamination, or opposition proceeding. To Sellers' and the Acquired Companies' Knowledge, there is no potentially interfering patent or patent application of any third party.

                                 (iii)     To the Knowledge of Seller and the
Acquired Companies, except as set forth in Part 3.20(d) of the Disclosure Letter, no Patent is infringed or has been challenged or threatened in any way. To the Knowledge of Seller and the Acquired Companies, except as set forth in
Part 3.20(d) of the Disclosure Letter, none of the products manufactured and sold, nor any process or know- how used, by any Acquired Company infringes or is alleged to infringe any patent or other proprietary right of any other Person.

                                  (iv)     All products made, used, or sold
under the Patents have been marked with the proper patent notice.

                          (e)     Trademarks.

                                   (i)     Part 3.20(e) of Disclosure Letter
contains a complete and accurate list and summary description of all Marks. One or more of the Acquired Companies is the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                                  (ii)     To the Knowledge of Seller and the
Acquired Companies, all Marks that have been registered with the relevant Israeli or United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

                                 (iii)     Except as set forth in Part 3.20(e)
of the Disclosure Letter, no Mark has been or is now involved in any opposition, invalidation, or cancellation and, to Sellers' and the Acquired Companies' Knowledge, no such action is Threatened with the respect to any of the Marks.

                                  (iv)     Except as set forth in Part 3.20(e)
of the Disclosure Letter, to the Knowledge of Seller and the Acquired Companies, there is no potentially interfering trademark or trademark application of any third party.

                                   (v)     Except as set forth in Part 3.20(e)
of the Disclosure Letter, to the Knowledge of Seller and the Acquired Companies, no Mark is infringed or has been challenged or Threatened in any way. Except as set forth in Part 3.20(e) of the Disclosure Letter, to the Knowledge of Seller and the Acquired Companies, none of the Marks used by any Acquired Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

                          (f)     Copyrights.

                                   (i)     Part 3.20(f) of the Disclosure
Letter contains a complete and accurate list and summary description of all Copyrights. One or more of the Acquired Companies is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                                  (ii)     Except as set forth in Part 3.20(f)
of the Disclosure Letter, to the Knowledge of Seller and the Acquired Companies, all the Copyrights are currently in compliance with formal Legal Requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.

                                 (iii)     Except as set forth in Part 3.20(f)
of the Disclosure Letter, to the Knowledge of Seller and the Acquired Companies, no Copyright is infringed or has been challenged or threatened in any way. Except as set forth in Part 3.20(f) of the Disclosure Letter, to the Knowledge of Seller and the Acquired Companies, none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

                          (g)     Trade Secrets.

                                   (i)     Sellers and the Acquired Companies
have taken all reasonable precautions to protect the secrecy, confidentiality, and value of their Trade Secrets.

                                  (ii)     One or more of the Acquired
Companies has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to the Knowledge of Seller and the Acquired Companies, have not been used, divulged, or appropriated either for the benefit of any Person (other than one or more of the Acquired Companies) or to the detriment of the Acquired Companies. Except as set forth in Part 3.20(g) of the Disclosure Letter, no Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

                          (h)     Special Representations for Section 10.5(b).

                                   (i)     Except as set forth in Part 3.20(d)
of the Disclosure Letter, no Patent is infringed. Except as set forth in Part 3.20(d) of the Disclosure Letter, none of the products manufactured and sold, nor any process or know-how used, by any Acquired Company infringes or is alleged to infringe any patent or other proprietary right of any other Person.

                                  (ii)     Except as set forth in Part 3.20(e)
of the Disclosure Letter, no Mark is infringed. Except as set forth in Part 3.20(e) of the Disclosure Letter, none of the Marks used by any Acquired Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

                                 (iii)     Except as set forth in Part 3.20(f)
of the Disclosure Letter, all the Copyrights have been registered and are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.

                                  (iv)     Except as set forth in Part 3.20(f)
of the Disclosure Letter, no Copyright is infringed.  Except as set forth in
Part 3.20(f) of the Disclosure Letter, none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

                 3.21 Certain Payments. Since its inception, no Acquired Company or director, officer, agent, or employee of any Acquired Company, or any other Person associated with or acting for or on behalf of any Acquired Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of any Acquired Company or any Affiliate of an Acquired Company, or (iv) in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of the Acquired Companies.

                 3.22     Disclosure.

                          (a)     The representations and warranties of the
Company or Sellers in this Agreement and the statements in the Disclosure Letter, when such representations, warranties and statements are considered as a whole, do not omit to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

                          (b)     No notice given pursuant to Section 5.5 will
contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

                 3.23 Relationships with Related Persons. Except as set forth in Part 3.23 of the Disclosure Letter, no Seller or any Related Person of Sellers or of any Acquired Company has, or since inception has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Acquired Companies' businesses. No Seller or any Related Person of Sellers or of any Acquired Company is, or since inception has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with any Acquired Company, or (ii) engaged in competition with any Acquired Company with respect to any line of the products or services of such Acquired Company (a "Competing Business") in any market presently served by such Acquired Company. Except as set forth in Part 3.23 of the Disclosure Letter, no Seller or any Related Person of Sellers or of any Acquired Company is a party to any Contract with, or has any claim or right against, any Acquired Company.

                 3.24 Brokers or Finders. Sellers and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

                 3.25 Customers. Part 3.25 of the Disclosure Letter lists all the customers, distributors and agents, from inception until the date of this Agreement, of the products manufactured and services performed by or for the Acquired Companies.

                 3.26 Authenticity and Entirety of Documents. True and complete copies of all documents referred to in the Agreement (including without limitation this section) have been furnished to Buyer by the Company, the Sellers or the Acquired Companies.

         3A.     Hart-Scott-Rodino Representations.  In addition to the
representations and warranties set forth in Section 3 and Section 3B hereof, the Company and NME jointly and severally represent and warrant to Buyer that
(a) Mr. Effi Atad holds more than fifty percent (50%) of the outstanding voting securities of NME, (b) neither NME nor Mr. Effi Atad had, as of July 31, 1997, total assets of $10,000,000 or more or, for the twelve-month period ended December 31, 1996, total revenues of $10,000,000 or more, (c) Mr. Effi Atad's nationality and principal residence is the State of Israel and (d) neither the Company nor NME had, as of July 31, 1997, total assets of $15,000,000 or more located in the United States or, for the twelve-month period ended December 31, 1996, total revenues of $25,000,000 or more from sales to customers located in the United States.

         3B.     Representations and Warranties of Each Seller.  In addition to the representations and warranties set forth in Section 3 (if applicable) and
Section 3A (if applicable) hereof, each Seller severally represents and warrants to Buyer as follows:

                 3B.1     Authority.  This Agreement constitutes the legal,
valid, and binding obligation of such Seller, enforceable against such Seller in accordance with its terms. Upon the execution and delivery by such Seller of the Escrow Agreement, the Employment Agreement with respect to such Seller (if applicable), the Sellers' Release and the Registration Rights Agreement (the "Sellers' Closing Documents"), the Sellers' Closing Documents will constitute the legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with their respective terms. Seller has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and the Sellers' Closing Documents and to perform his or its obligations under this Agreement and the Sellers' Closing Documents.

                 3B.2     Securities Law Compliance.  Such Seller is acquiring
the Acquisition Shares for his or its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act. Such Seller is an "accredited investor" as such term is defined in Rule 501(a) under the Securities Act.

                 3B.3     Title to Shares.  Such Seller, as of the Closing,
will own the number of Shares as is set forth opposite the name of such Seller on the Schedule of Sellers. Such Seller has (or will have, as of the Closing) good and valid title to such Shares. Such Shares are subject to no Encumbrance, and are freely transferable to Buyer by such Seller. Upon the transfer of such Shares to Buyer in accordance with Section 2 hereof, Buyer will be the owner of such Shares, free and clear of any Encumbrance.

                 3B.4     No Conflict.  None of (x) the execution and delivery
of this Agreement or any of the Sellers' Closing Documents by such Seller, (y) the transfer by such Seller of the Shares to be transferred by such Seller to Buyer pursuant to Section 2 or (z) the performance by such Seller of its obligations pursuant to this Agreement or any of the Sellers' Closing Documents will, directly or indirectly (with or without notice or lapse of time):

                                   (i)     contravene, conflict with, or result
in a violation of (A) any provision of the Organizational Documents of such Seller or (B) any resolution adopted by the board of directors, the stockholders or the partners of such Seller;

                                  (ii)     contravene, conflict with, or result
in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which such Seller, or any of the assets owned or used by such Seller, may be subject.

         Such Seller will not be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the Sellers' Closing Documents by such Seller or the performance by such Seller of its obligations pursuant to this Agreement or the Sellers' Closing Documents.

         4. Representations and Warranties of Buyer. Buyer represents and warrants to the Company and Sellers as follows:

                 4.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use.

                 4.2      Authority; No Conflict.

                          (a)     This Agreement constitutes the legal, valid,
and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of the Escrow Agreement and the Registration Rights Agreement (collectively, the "Buyer's Closing Documents"), the Buyer's Closing Documents will constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Buyer's Closing Documents and to perform its obligations under this Agreement and the Buyer's Closing Documents. Buyer is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

                          (b)     Except as set forth in Schedule 4.2, neither
the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

                                   (i)     any provision of Buyer's
Organizational Documents;

                                  (ii)     any resolution adopted by the board
of directors or the stockholders of Buyer;

                                 (iii)     any Legal Requirement or Order to
which Buyer may be subject; or

                                  (iv)     any Contract to which Buyer is a
party or by which Buyer may be bound.

         Except as set forth in Schedule 4.2, Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

                          (c)     Neither the execution and delivery of this
Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will contravene, conflict with, or result in the violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Buyer, or any of the assets owned or used by Buyer, may be subject.

                 4.3 Investment Intent. Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of
Section 2(11) of the Securities Act.

                 4.4 Capitalization. The authorized capital stock of Buyer consists of 50,000,000 shares of Buyer Common Stock and 5,000,000 shares of Preferred Stock, $0.001 par value per share ("Buyer Preferred Stock"). At the close of business on June 27, 1997, 10,335,400 shares of Buyer Common Stock were outstanding, and 2,060,366 shares of Buyer Common Stock were issuable upon the exercise of outstanding stock options and warrants. No shares of Buyer Common Stock were held by Buyer in its treasury, and no shares of Buyer Preferred Stock were outstanding. Between June 27, 1997 and the date of this Agreement, Buyer has not issued any shares of its Preferred Stock or Common Stock, except pursuant to the Company's stock option and stock purchase plans. All the outstanding shares of Buyer Common Stock are validly issued, fully paid, nonassessable and free of preemptive rights. The Acquisition Shares, when issued and delivered in accordance with the terms of this Agreement, will have been duly authorized and validly issued, fully paid and nonassessable. Assuming the accuracy of the representations and warranties of Sellers set forth in Section 3.2, the issuance of the Acquisition Shares will be exempt from the registration requirements of the Securities Act. Except as disclosed above or in the Buyer SEC Documents or as otherwise contemplated by this Agreement, as of June 27, 1997, there were no outstanding subscriptions, options, calls, contracts, debentures, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti-takeover agreement, obligating Buyer or any subsidiary thereof to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Buyer, or obligating or any subsidiary of Buyer to grant, extend or enter into any such agreement or commitment. Except as otherwise set forth in the Buyer SEC Documents, there are no voting trusts, proxies or other agreements or understandings to which Buyer or any subsidiary of Buyer is a party or by which Buyer or any subsidiary of Buyer is bound with respect to the voting of any shares of capital stock of Buyer.

                 4.5      Certain Proceedings.

                          (a)     There is no pending Proceeding that has been
commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been Threatened.

                          (b)     Schedule 4.5 lists all Proceedings pending
against Buyer. To Buyer's Knowledge, no Proceeding has been Threatened against Buyer alleging that Buyer has violated (i) United States federal or state securities laws or (ii) any Environmental Laws.

                 4.6 SEC Documents. Buyer has furnished the Company with a true and complete copy of each form, statement, annual, quarterly and other report, registration statement (including exhibits and amendments) and definitive proxy statement filed by Buyer with the U.S. Securities and Exchange Commission ("SEC") since December 31, 1996 (the "Buyer SEC Documents"), which are all the documents (other than preliminary material) that Buyer was required to file with the SEC since such date. As of their respective filing dates, the Buyer SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, and none of the Buyer SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Since the filing of the most recent Quarterly Report on Form 10-Q included in the Buyer SEC Documents, (a) none of Buyer's organizational documents has been amended or modified and (b) Buyer has entered into no Contract (other than this Agreement and the Buyer's Closing Documents, if applicable) that would be required to be filed as an exhibit to Buyer's Annual Report on Form 10-K (if such report were required to be filed on the date hereto).

                 4.7 Taxes. Buyer has paid, or made provision for the payment of, all Taxes that have or may have become due except such Taxes as are being contested in good faith and as to which adequate reserves (determined in accordance with United States GAAP) have been provided in the financial statements of Buyer included in the Buyer SEC Documents.

                 4.8 Employee Benefit Plans. Buyer has established, maintained and administered its stock option and stock purchase plans in material compliance with their respective terms and conditions and with the requirements prescribed by any and all statutory and regulatory laws that are applicable to such plans.

                 4.9 Brokers or Finders. Except as set forth in Schedule 4.2, Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Sellers harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

         5.      Covenants of the Company and Sellers Prior to Closing Date.

                 5.1 Access and Investigation. Between the date of this Agreement and the Closing Date, the Company and Sellers will, and will cause each Acquired Company and its Representatives to, (a) afford Buyer and its Representatives full and free access to each Acquired Company's personnel, properties (including subsurface testing), contracts, books and records, and other documents and data, (b) furnish Buyer and its Representatives with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (c) furnish Buyer and its Representatives with such additional financial, operating, and other data and information as Buyer may reasonably request.

                 5.2 Operation of the Businesses of the Acquired Companies. Between the date of this Agreement and the Closing Date, the Company and Sellers will, and will cause each Acquired Company to:

                          (a)     conduct the business of such Acquired Company
only in the Ordinary Course of Business;

                          (b)     use their Best Efforts to preserve intact the
current business organization of such Acquired Company, keep available the services of the current officers, employees, and agents of such Acquired Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with such Acquired Company;

                          (c)     confer with Buyer concerning operational
matters of a material nature; and

                          (d)     otherwise report periodically to Buyer
concerning the status of the business, operations, and finances of such Acquired Company.

                 5.3 Negative Covenant. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, the Company and Sellers will not, and will cause each Acquired Company not to, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 3.16 is likely to occur.

                 5.4 Required Approvals. As promptly as practicable after the date of this Agreement, the Company and Sellers will, and will cause each Acquired Company to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions (including all filings under the Israeli Restrictive Trade Practices Act. Between the date of this Agreement and the Closing Date, the Company and Sellers will, and will cause each Acquired

Company to, (a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Buyer in obtaining all consents identified in Schedule 4.2 (including taking all actions requested by Buyer to cause early termination of any applicable waiting period under the Israeli Restrictive Trade Practices Act.

                 5.5 Notification. Between the date of this Agreement and the Closing Date, each of the Company and Seller will promptly notify Buyer in writing if the Company, such Seller or any Acquired Company becomes aware of any fact or condition that causes or constitutes a Breach of any of Sellers' representations and warranties as of the date of this Agreement, or if the Company, such Seller or any Acquired Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Disclosure Letter if the Disclosure Letter were dated the date of the occurrence or discovery of any such fact or condition, the Company and Sellers will promptly deliver to Buyer a supplement to the Disclosure Letter specifying such change. During the same period, the Company and each Seller will promptly notify Buyer of the occurrence of any Breach of any covenant of the Company or Sellers in this
Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible or unlikely.

                 5.6 No Negotiation. Until such time, if any, as this Agreement is terminated pursuant to Section 9, Sellers will not, and will cause each Acquired Company and each of their Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of any Acquired Company, or any of the capital stock of any Acquired Company, or any merger, consolidation, business combination, or similar transaction involving any Acquired Company.

                 5.7 Best Efforts. Between the date of this Agreement and the Closing Date, the Company and Sellers will use their Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

                 5.8 Israeli Tax Approval. The Company and the Sellers will use their Best Efforts to obtain the approval of the purchase of the Shares by Buyer by the Israel Investment Center.

                 5.9 Financial Statements. The Company will use its Best Efforts to provide Buyer with an unaudited consolidated balance sheet of the Acquired Companies as at August 31, 1997 and the related unaudited consolidated statements of income for the eight month period then ended, in each case without the notes thereto and without comparison to the comparable balance sheet and statements of income in 1996. Such financial statements will fairly present the financial condition and the results of the Acquired Companies as at August 31, 1997 and for the eight month period then ended, all in accordance with GAAP, subject to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the Balance Sheet).

         6.      Covenants of Buyer Prior to Closing Date.

                 6.1 Approvals of Governmental Bodies. As promptly as practicable after the date of this Agreement, Buyer will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions (including all filings under Israeli Restrictive Trade Practices Act. Between the date of this Agreement and the Closing Date, Buyer will, and will cause each Related Person to, cooperate with Sellers with respect to all filings that Sellers are required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with Sellers in obtaining all consents identified in Part 3.2 of the Disclosure Letter; provided that this Agreement will not require Buyer to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

                 6.2      Best Efforts.  Except as set forth in the proviso to
Section 6.1, between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

                 6.3 SEC Filings. Buyer will, within five (5) business days of the filing thereof, deliver to the Company a true and correct copy of all forms, statements, annual, quarterly and other reports, registration statements and definitive proxy statements filed by Buyer with the SEC after the date of this Agreement and prior to the Closing Date.

                 6.4 Negative Covenant. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Buyer will not, without the prior consent of the Company, (a) amend or repeal any of its Organizational Documents or (b) declare or pay any dividend or make any other distribution or payment in respect of its capital stock.

         7. Conditions Precedent to Buyer's Obligation to Close. Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

                 7.1      Accuracy of Representations.

                          (a)     All of the Company's and Sellers'
representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Disclosure Letter.

                          (b)     Each of the Company's and Sellers'
representations and warranties in Sections 3.3, 3.4, 3.12, and 3.22 must have been accurate in all respects as of the date of this Agreement, and must be accurate in all respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Disclosure Letter.

                 7.2      The Company's and Sellers' Performance.

                          (a)     All of the covenants and obligations that the
Company and Sellers are required to perform or to comply with pursuant to Sections 2, 5, 11.2, 11.3 and 11.6 of this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

                          (b)     Each document required to be delivered
pursuant to Sections 2.4 and 2.6 must have been delivered, and each of the other covenants and obligations in Sections 5.4 and 5.7 must have been performed and complied with in all respects.

                 7.3      Consents.  Each of the Consents identified in Part
3.2 of the Disclosure Letter, and each Consent identified in Schedule 4.2 (other than the Consent identified in Item 2 of Schedule 4.2), must have been obtained and must be in full force and effect.

                 7.4 Additional Documents. Each of the following documents must have been delivered to Buyer an opinion of Shenhav, Elrom, Konforti & Shavit, dated the Closing Date, in the form of Exhibit 7.4(a).

                 7.5 No Proceedings. Since the date of this Agreement, there must not have been pending or Threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions which, in the reasonable opinion of Buyer, would make it inadvisable for Buyer to proceed with any of the Contemplated Transactions.

                 7.6 No Claim Regarding Stock Ownership or Sale Proceeds. There must not have been pending or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, any of the Acquired Companies, or (b) is entitled to all or any portion of the Purchase Price payable for the Shares.

                 7.7 No Prohibition. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any Person affiliated with Buyer to suffer any material adverse consequence under,
(a) any applicable Legal Requirement or Order effected after the date of this Agreement, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise formally proposed by or before any Governmental Body after the date of this Agreement.

                 7.8      Termination of Certain Agreements.

                          (a)     All Options held by Persons other than those
identified on Schedule A to the Option Exchange Agreement shall have been terminated in their entirety.

                          (b)     All rights held by NME (or any Related Person
of NME) with respect to (i) the agreement dated April 28, 1996 between N.M. New Media Technologies (1996) Ltd. ("NMT") and IBM Israel Ltd. (together with all amendments and supplements thereto, the "IBM Agreement") and (ii) the User Interface referred to in the IBM Agreement shall have been assigned to the Company or NMT.

         8. Conditions Precedent to Sellers' Obligation to Close. Sellers' obligation to sell the Shares and to take the other actions required to be taken by Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers, in whole or in part):

                 8.1 Accuracy of Representations. All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

                 8.2      Buyer's Performance.

                          (a)     All of the covenants and obligations that
Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

                          (b)     Buyer must have delivered each of the
documents required to be delivered by Buyer pursuant to Sections 2.4 and 2.5.

                 8.3      Consents.  Each of the Consents identified in
Schedule 4.2 (other than the Consent identified in Item 2 of Schedule 4.2) must have been obtained and must be in full force and effect.

                 8.4 Additional Documents. Buyer must have caused the following documents to be delivered to Sellers:

                          (a)     an opinion of Wilson Sonsini Goodrich &
Rosati, Professional Corporation, dated the Closing Date, in the form of
Exhibit 8.4(a); and

                          (b)     such other documents as Sellers may
reasonably request for the purpose of (i) enabling their counsel to provide the opinion referred to in Section 7.4(a), (ii) evidencing the accuracy of any representation or warranty of Buyer, (iii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer, (ii) evidencing the satisfaction of any condition referred to in this Section 8, or (v) otherwise facilitating the consummation of any of the Contemplated Transactions.

                 8.5 No Injunction. There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the sale of the Shares by Sellers to Buyer, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

                 8.6 NME Tax Status. Either (a) NME shall have received a favorable ruling from the Israeli tax authorities with respect to the prior ruling application previously filed by NME or (b) Buyer shall have agreed to loan (or arrange for a loan) to NME of funds adequate to pay NME's Israeli income tax obligations associated with the issuance of the Acquisition Shares to NME, upon terms and conditions reasonably satisfactory to NME and Buyer.

         9.      Termination.

                 9.1 Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated:

                          (a)     by either Buyer, on the one hand, or the
Company and/or all Sellers, on the other, if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

                          (b)     by Buyer if any of the conditions in Section
7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by the Company and/or all Sellers, if any of the conditions in Section 8 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Company or Sellers to comply with their obligations under this Agreement) and the Company and/or all Sellers have not waived such condition on or before the Closing Date;

             (c)     by mutual consent of Buyer, the Company and all Sellers; or

                          (d)     by any of Buyer, the Company or all Sellers
if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before November 30, 1997, or such later date as the parties may agree upon.

                 9.2 Effect of Termination. Each party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 11.1 and 11.3 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

         10.     Indemnification; Remedies.

                 10.1 Survival; Right to Indemnification Not Affected by Knowledge. All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Letter, the supplements to the Disclosure Letter, the certificate delivered pursuant to Section 2.4(a)(v), and any other certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

                 10.2 Indemnification and Payment of Damages by Seller. Sellers (other than the Minority Sellers), jointly and severally, will indemnify and hold harmless Buyer, the Acquired Companies, and their respective officers, directors and employees (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages paid by an Indemnified Person to a third party), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), incurred, directly or indirectly, in connection with:

                          (a)     any material Breach of any representation or
warranty made by the Company or Sellers in this Agreement (without giving effect to any supplement to the Disclosure Letter), the Disclosure Letter, the supplements to the Disclosure Letter, or any other certificate or document delivered by Sellers pursuant to this Agreement;

                          (b)     any Breach of any representation or warranty
made by the Company or Sellers in this Agreement as if such representation or warranty were made on and as of the Closing Date without giving effect to any supplement to the Disclosure Letter, other than any such Breach that is disclosed in a supplement to the Disclosure Letter and is expressly identified in the certificate delivered pursuant to Section 2.4(a)(v) as having caused the condition specified in Section 7.1 not to be satisfied;

                          (c)     any Breach by the Company or any Seller of
any covenant or obligation of the Company or such Seller in this Agreement; or

                          (d)     any claim by any Person for brokerage or
finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with the Company or any Seller or any Acquired Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

         The remedies provided in this Section 10.2 will not be exclusive of or limit any other remedies that may be available to Buyer or the other Indemnified Persons. The Minority Sellers will have no liability to the Indemnified Persons for a breach of the representations and warranties set forth in Section 3 (except with respect to Section 3B) or for any breach by the Company or the other Sellers of their respective obligations pursuant to this Agreement (provided, however, that nothing herein shall relieve a Minority Seller from its obligations pursuant to Sections 2, 11.2, 11.3 and 11.6 hereof).

                 10.3 Indemnification and Payment of Damages by Buyer. Buyer will indemnify and hold harmless Sellers and their respective officers, directors and employees (the "Seller Indemnified Parties"), and will pay to the Seller Indemnified Parties the amount of any Damages incurred, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement, (b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement, or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

                 10.4     Time Limitations.

                          (a)     If the Closing occurs, Sellers will have no
liability (for indemnification or otherwise pursuant to this Agreement) pursuant to Section 10.2(a) above. If the Closing occurs, Sellers will have no liability (for indemnification or otherwise pursuant to this Agreement, or for claims of negligence in connection with the Contemplated Transactions) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to or as of the Closing Date, other than those in Sections 3.3, 3.11, and 3.13, unless on or before March 31, 1999 Buyer notifies Sellers of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer; a claim with respect to
Section 3.3, 3.11, or 3.13, or a claim for indemnification or reimbursement not based upon any representation or warranty or any covenant or obligation to be performed and complied with prior to or as of the Closing Date, may be made at any time. If the Closing does not occur, Sellers will have no liability (for indemnification or otherwise, or for claims of negligence in connection with the Contemplated Transactions) with respect to any representation or warranty, or covenant or obligation unless on or before September 30, 1998 Buyer notifies Sellers of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer.

                          (b)     If the Closing occurs, Buyer will have no
liability (for indemnification or otherwise pursuant to this Agreement, or for claims of negligence in connection with the Contemplated Transactions) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before March 31, 1999 Sellers notify Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Sellers. If the Closing does not occur, Buyer will have no liability (for indemnification or otherwise, or for claims of negligence in connection with the Contemplated Transactions) with respect to any representation or warranty, or covenant or obligation unless on or before September 30, 1998 Sellers notify Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Sellers.

                 10.5     Limitations on Amount -- Sellers.

                          (a)     Sellers will have no liability (for
indemnification or otherwise) with respect to the matters described in clause
(a), clause (b) or, to the extent relating to any failure to perform or comply prior to the Closing Date, clause (c) of Section 10.2, other than with respect to a claim brought pursuant to clause (a) or clause (b) of Section 10.2 solely as a result of a Breach of a representation or warranty set forth in Section 3.20(h), until the total of all Damages with respect to all such matters in the aggregate exceeds $190,000, and then only for the amount by which such Damages exceed $190,000. However, this Section 10.5 will not apply to any Breach of any of Sellers' representations and warranties of which the Company or any Seller had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by any Seller of any covenant or obligation, and Sellers will be jointly and severally liable for all Damages with respect to such Breaches. The maximum liability (for indemnification or otherwise, or for claims of negligence in connection with the Contemplated Transactions) of each Seller with respect to the matters set forth in Section 10.2, other than with respect to a claim brought pursuant to clause (a) or clause (b) of Section 10.2 solely as a result of a Breach of a representation or warranty set forth in Section 3.20(h), shall be as set forth on the Schedule of Sellers.

                          (b)     Sellers will have no liability (for
indemnification or otherwise) with respect to a claim brought pursuant to clause (a) or clause (b) of Section 10.2 solely as a result of a Breach of a representation or warranty set forth in Section 3.20(h) until the total of all Damages with respect to all such matters in the aggregate exceeds $25,000 and then only for the amount by which such Damages exceed $25,000. The maximum liability (for indemnification or otherwise) of Sellers with respect to a claim brought pursuant to clause (a) or clause (b) of Section 10.2 solely as a result of a Breach of a representation or warranty set forth in Section 3.20(h) shall be as set forth on the Schedule of Sellers.

                 10.6 Limitations on Amount -- Buyer. Buyer will have no liability (for indemnification or otherwise) with respect to the matters described in clause (a) or (b) of Section 10.3 until the total of all Damages with respect to all such matters in the aggregate exceeds $190,000, and then only for the amount by which such Damages exceed $190,000. However, this
Section 10.6 will not apply to any Breach of any of Buyer's representations and warranties of which Buyer had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by Buyer of any covenant or obligation, and Buyer will be liable for all Damages with respect to such Breaches.

                 10.7 Escrow; Right of Set-Off. Upon notice to Sellers specifying in reasonable detail the basis for such set-off, Buyer may give notice of a Claim in such amount under the Escrow Agreement. Neither the exercise of nor the failure to give a notice of a Claim under the Escrow Agreement will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it.

                 10.8     Procedure for Indemnification -- Third Party Claims.

                          (a)     Promptly after receipt by an indemnified
party under Section 10.2 or Section 10.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

                          (b)     If any Proceeding referred to in Section
10.8(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this
Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within twenty-five (25) days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

                          (c)     Notwithstanding the foregoing, if an
indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

                          (d)     Sellers hereby consent to the non-exclusive
jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Sellers with respect to such a claim anywhere in the world.

                 10.9 Procedure for Indemnification -- Other Claims. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

         11.     General Provisions.

                 11.1     Expenses.

                          (a)     Except as otherwise expressly provided in
this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. Buyer will pay one-half and the Company will pay one-half of the Israeli Restrictive Trade Practices Act filing fee. The Company and Sellers will cause the Acquired Companies not to incur any out-of-pocket expenses in connection with this Agreement except for professional fees not in excess of $175,000, and Sellers will pay any out-of-pocket expenses incurred by the Acquired Companies in excess of such amount.

                          (b)     In the event of termination of this
Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party. In addition, (i) in the event of a termination of this Agreement by Buyer pursuant to Section 9.1(a) or Section 9.1(b)(i) (other than a termination of this Agreement by Buyer pursuant to Section 9.1(b)(i) solely as a result of the failure to satisfy the condition specified in Section 7.5 or Section 7.7), the Company shall promptly, but in any event within three (3) days of such termination, pay Buyer the amount of $500,000 as reimbursement for expenses incurred by

Buyer in connection with the Contemplated Transactions and (ii) in the event of a termination of this Agreement by Sellers pursuant to Section 9.1(a) or
Section 9.1(b)(ii) (other than a termination of this Agreement by Seller pursuant to Section 9.1(b)(ii) solely as a result of the failure to satisfy the condition specified in Section 8.5), Buyer shall promptly, but in any event within three (3) days of such termination, pay the Company the amount of $500,000 (which payment may be by means of cancellation of indebtedness) as reimbursement for expenses incurred by the Company and Sellers in connection with the Contemplated Transactions.

                 11.2 Public Announcements. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions which is not made as a result of Legal Requirements will be issued, if at all, at such time and in such manner as Buyer determines. Unless consented to by Buyer in advance or required by Legal Requirements, prior to the Closing the Company and Sellers shall, and shall cause the Acquired Companies to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. The Company, Sellers and Buyer will consult with each other concerning (a) any public announcement made as a result of Legal Requirements and (b) the means by which the Acquired Companies' employees, customers, and suppliers and others having dealings with the Acquired Companies will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

                 11.3 Confidentiality. Between the date of this Agreement and the Closing Date, Buyer, the Company and Sellers will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer and the Acquired Companies to maintain in confidence, any written information furnished by another party or an Acquired Company in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

         If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

                 11.4 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or
(c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

                 The Company
                 and Sellers:              N.M. New Media Communication Ltd.
                                           10 Beit Shamai Street
                                           Tel Aviv, Israel  67018
                 Attention:                Mr. Efraim Atad
                 Facsimile No.:            972-3-623-6244

                 with a copy to:           Shenhav, Elrom, Konforti & Shavit
                                           Shalom Tower, 4th Floor
                                           P.O. Box 29671
                                           Tel Aviv, Israel  61296
                 Attention:                Amos Konforti, Adv.
                 Facsimile No.:            972-3-516-0068

                 Buyer:                    Harmonic Lightwaves, Inc.
                                           549 Baltic Way
                                           Sunnyvale, California 94089
                                           United States of America
                 Attention:                Mr. Robin N. Dickson
                 Facsimile No.:            (408) 542-2516


                 with a copy to:           Wilson Sonsini Goodrich &
                                           Rosati, P.C.
                                           650 Page Mill Road
                                           Palo Alto, California  94304
                                           United States of America
                 Attention:                Patrick J. Schultheis, Esq.
                 Facsimile No.:            (650) 493-6811


                 and a copy to:            Goldfarb, Levy, Eran & Co.
                                           Eliahu House
                                           2 Ibn Gvirol Street
                                           Tel Aviv, Israel  64077
                 Attention:                Ronen Kantor, Adv.
                 Facsimile No.:            972-3-695-4344

                 11.5 Governing Law, Jurisdiction; Service of Process. This Agreement will be governed by the laws of the State of Israel without regard to conflicts of laws principles. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may only be brought against any of the parties by means of arbitration held in New York, New York under the rules then in effect of the American Arbitration Association, and each of the parties consents to the jurisdiction of the American Arbitration Association in any such action or proceeding. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction.

                 11.6 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

                 11.7 Waiver of Certain Rights. The Company and each Seller agree that, effective as of the Closing:

                          (a)     the Share Purchase Agreement dated November
6, 1996 among the Company and Sellers CRM Partners L.P. Ltd., CRM Retirement Partners L.P. Ltd., CRM Madison Partners L.P. Ltd., CRM Eurcleia Partners L.P. Ltd., CRM U.S. Value Fund Ltd. and Cramer Rosenthal McFlynn Inc. (collectively, the "CRM Group"), including without limitation the Option granted in connection therewith, is terminated in its entirety;

                          (b)     the Investment Agreement dated March 12, 1996
among the Company, NME and Seller IES Electronics Industries Ltd. ("IES") is terminated in its entirety;

                          (c)     the Share Purchase Agreement dated May 18,
1997 between the Company and Seller Martina Schorr Neustadt, and the Option granted on May 19, 1997 are terminated in their entirety;

                          (d)     the Share Purchase Agreement dated May 18,
1997 between the Company and Seller Joelit Bachrach, and the Option granted on May 19, 1997 are terminated in their entirety;

                          (e)     the Agreement dated July 7, 1997 between NME
and Seller Cotex Enterprise Ltd. is terminated in its entirety; and

                          (f)     the Shareholders Agreement dated November 6,
1996 and the Shareholders Agreement dated May 18, 1997 are terminated in their entirety.

                 11.8 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

                 11.9 Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter (other than the Loan Agreement dated August 28, 1997 between Buyer and the Company (the "Loan Agreement")) and constitutes (along with the Loan Agreement and the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

                 11.10    Disclosure Letter.

                          (a)     The disclosures in the Disclosure Letter, and
those in any Supplement thereto, must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

                          (b)     In the event of any inconsistency between the
statements in the body of this Agreement and those in the Disclosure Letter (other than an exception expressly set forth as such in the Disclosure Letter with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

                 11.11 Assignments, Successors, and No Third-Party Rights. Neither party may assign any of its rights under this Agreement without the prior consent of the other parties except that Buyer may assign any of its rights under this Agreement to any Subsidiary of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

                 11.12 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

                 11.13 Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

                 11.14 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

                 11.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

HARMONIC LIGHTWAVES, INC.              N.M. NEW MEDIA COMMUNICATION LTD.


By:                                    By:
    -------------------------            -------------------------------------
         Robin N. Dickson                Efraim Atad
         Chief Financial Officer         President and Chief Executive Officer



                                       "SELLERS"

                                       N.M. NEW MEDIA ENTERTAINMENT LTD.



                                       By:
                                          -------------------------------------

                                       Name:
                                            -----------------------------------

                                       Title:
                                             ----------------------------------


                                       I.E.S. ELECTRONICS INDUSTRIES LTD.



                                       By:
                                          -------------------------------------

                                       Name:
                                            -----------------------------------

                                       Title:
                                             ----------------------------------





                  [Signature page to Stock Purchase Agreement]

                                       CRM PARTNERS L.P.


                                       By:__________________________________
                                            Gerald B. Cramer
                                            Title: ______________

                                       CRM RETIREMENT PARTNERS L.P.


                                       By:__________________________________
                                            Gerald B. Cramer
                                            Title: ______________


                                       CRM MADISON PARTNERS L.P.


                                       By:__________________________________
                                            Gerald B. Cramer
                                            Title: ______________

                                       CRM EURYCLAIM PARTNERS L.P.


                                       By:__________________________________
                                            Gerald B. Cramer
                                            Title: ______________

                                       CRM U.S. VALUE FUND LTD


                                       By:__________________________________
                                            Gerald B. Cramer
                                            Title: ______________

                                       CRAMER ROSENTHAL MCGLYNN INC.


                                       By:__________________________________
                                            Gerald B. Cramer
                                            Title: ______________


                  [Signature page to Stock Purchase Agreement]

                                       ------------------------------------
                                       Martina Neustadt



                                       ------------------------------------
                                       Joelit Bachrach



                                       COTEX ENTERPRISES LTD.


                                       By:__________________________________

                                       Name:________________________________

                                       Title:_______________________________





                  [Signature page to Stock Purchase Agreement]

EXHIBIT 2.4(a)(iv)


                         REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement ("Agreement") is made as of ___________, 1997 by and among Harmonic Lightwaves, Inc., a Delaware corporation (the "Company"), and the persons and entities listed on Schedule A hereto (the "NMC Shareholders").

                                    RECITALS

         1. The Company, the NMC Shareholders and N.M. New Media Communication Ltd., a corporation incorporated under the laws of Israel ("New Media") have entered into that certain Stock Purchase Agreement dated as of September 16, 1997 (the "Stock Purchase Agreement") concerning the acquisition of all outstanding Ordinary Shares of New Media by the Company (the "Acquisition") in consideration for shares of Common Stock of the Company ("Company Common Stock").

         2. As a condition to the obligations of the NMC Shareholders to transfer their shares of New Media to the Company, the Company must grant the NMC Shareholders the registration rights set forth herein.

         NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

         1.      Definitions.  As used in this Agreement:

                 a. "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

                 b. "Securities Act" means the United States Securities Act of 1933, as amended.

                 c. "Form S-3" means such form under the Securities Act as is in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC (as defined below).

                 d. "Holder" means: (i) a NMC Shareholder for so long as such holder continues to hold the registration rights contained herein or (ii) a transferee of Registrable Securities by a Holder to whom registration rights under this Agreement are assigned pursuant to Section 9 of this Agreement.

                 e. "Registrable Securities" means the shares of Company Common Stock issued pursuant to the Stock Purchase Agreement (including, without limitation, shares deposited in escrow), together with all other shares of Company Common Stock issued in respect thereof (by way of stock split, dividend or otherwise). Registrable Securities shall not include any shares of Company Common Stock transferred by a Holder for which registration rights are not also assigned pursuant to Section 9 hereof.

                 f. "SEC" means the United States Securities and Exchange Commission.

         Capitalized terms not otherwise defined herein have the meanings given to them in the Stock Purchase Agreement.

         2.      Registration.

                 a. The Company shall use its Best Efforts to cause (i) all Registrable Securities held by each Holder to be registered under the Securities Act, and (ii) a registration statement effecting such registration to be declared effective by the SEC not later than _____________, 1997 [30 days after the date of closing] (it being understood that, in the event that the SEC determines not to review the registration statement, the Company will seek to have the registration statement declared effective within three (3) business days following its receipt of notice that the SEC will not review the registration statement), so as to permit the resale thereof on a continuous basis, subject to Section 3 hereof. In connection therewith, the Company shall prepare and file with the SEC promptly (but in any event within three (3) business days) following the Closing, and shall use its Best Efforts to cause to become effective as soon as practicable thereafter, a registration statement on Form S-3 (or such other form as is appropriate to effect the registration of the Registrable Securities); provided, however, that each Holder shall provide all such information to the Company concerning the Holder and take all such action as may be required (if any) in order to permit the Company to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such registration statement. Such provision of information is a condition precedent to the obligations of the Company pursuant to this Agreement. The Company shall not be required to effect more than one (1) registration pursuant to this Agreement; provided, however, that if the Company becomes ineligible to use Form S-3 or the registration statement originally filed is withdrawn or otherwise ceases to be effective prior to the Termination Date (as defined below), the Company shall use its Best Efforts to effect the registration of the Registrable Securities on a new registration statement.

                 b. The Company shall use its Best Efforts to take all such actions (including, without limitation, registering or qualifying the Registrable Securities) as is reasonably required under state securities or "blue sky" laws to enable the public sale of Registrable Securities by the Holders within all jurisdictions of the United States of America.

         3. Obligations of the Company. Subject to the limitations of Sections 4 and 11, the Company shall (i) keep the registration statement filed in accordance with Section 2 hereof continuously effective until the earlier of
(a) two (2) years after the Closing or (b) such time as all Registrable Securities have been disposed of either hereunder or otherwise in a manner that results in such securities no longer being considered Registrable Securities (such date being referred to herein as the "Termination Date"); (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered in such registration statement; (iii) furnish to each Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as each Holder may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold, but only while the Company shall be required under the provisions hereof to cause the registration statement to remain current.

         4.      Selling Procedures.

                 a. The Company shall notify each Holder or a representative designated by such Holder (A) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the registration statement for amendments or supplements to the registration statement or related prospectus or for additional information relating to the registration statement, (B) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, (C) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (D) of the happening of any event which makes any statement made in the registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the registration statement or prospectus so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In such event, the Company may suspend use of the prospectus by written notice to each Holder, in which case each Holder shall not dispose of Registrable Securities covered by the registration statement or prospectus until copies of a supplemented or amended prospectus are distributed to the Holders or until the Holders are advised in writing by the Company that the use of the applicable prospectus may be resumed. Subject to Section 4(b) below, the Company shall use its Best Efforts to ensure that the use of the prospectus may be resumed as soon as practicable. The Company shall use its Best Efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the securities for sale in any jurisdiction, as soon as is practicable.

                 b. The Company shall, upon the occurrence of any event contemplated by clause (D) of Section 4(a) above, prepare a supplement or post-effective amendment to the registration statement or a supplement to the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, if the Company shall furnish to the Holders a certificate signed by the chief executive officer or chief financial officer of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be significantly disadvantageous to the Company and its stockholders for any such registration statement to be amended or supplemented because the Company would be required to disclose in such registration statement, either directly or through incorporation by reference, material non-public information that it would not otherwise be obligated to disclose at such time, the disclosure of which at such time would have a material adverse effect on the business or prospects of the Company, the Company may defer such amending or supplementing of such registration statement until the earlier of
(i) ninety (90) days from the date of the certificate or (ii) the filing of a report on Form 10-Q by the Company, and in such event, the Holders shall be required to discontinue disposition of any Registrable Securities during such period.

                 c. Each Holder hereby agrees that, during the period of duration specified by the Company and an underwriter of Company Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Securities Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees or transferees in a private placement who agree to be similarly bound) any securities of the Company held by it at any time during such period except Company Common Stock included in such registration; provided, however, that:

                 i. all officers and directors of the Company enter into similar agreements; and

                 ii. such market stand-off time period shall not exceed ninety (90) days.

         Each Holder agrees to provide to the underwriters of any public offering such further agreement as such underwriter may reasonably require in connection with this market stand-off agreement. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction), until the end of such period.

                 d. The Company may not suspend the use of a prospectus, or otherwise prevent the Holders from selling Registrable Securities, pursuant to Section 4(a), 4(b) or 4(c) above, for a period of time exceeding ninety (90) days in any twelve month period. In addition, the Company may not suspend the use of a prospectus, or otherwise prevent the Holders from selling Registrable Securities, pursuant to Section 4(a), 4(b) or 4(c) above, within sixty (60) days of the effective date of the registration statement filed pursuant to
Section 2 above.

         5. Availability of Form S-3. The Company represents that it is currently eligible to utilize Form S-3 with respect to the registration of the Registrable Securities.

         6. Expenses. The Company shall pay all of the out-of-pocket expenses incurred, other than underwriting or selling discounts and commissions, in connection with the registration of Registrable Securities pursuant to this Agreement, including, without limitation, all SEC and NASD registration and filing fees, printing expenses, transfer agent's and registrar's fees, and the reasonable fees and disbursements of the Company's outside counsel and accountants. The Company shall not be obligated to pay the fees and expenses of counsel to the Holders.

         7. Indemnification. In the event of any offering registered pursuant to this Agreement:

                 a. The Company will indemnify each Holder, each or its officers and directors and each person controlling a Holder, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, final prospectus, or any amendment or supplement thereto, incident to any offering registered pursuant to this Agreement, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they are made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or state securities laws applicable to the Company in connection with any such registration, and, subject to Section 7(c), will reimburse each such Holder, director, officer, and person controlling such Holder, for any legal and any other out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, or liability arises out of or is based on (i) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company for use in connection with the registration statement, final prospectus or any amendment or supplement thereto by such Holder or controlling person or (ii) any sale by a Holder in violation of Section 4 hereof.

                 b. Each Holder will indemnify the Company, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of the Company' securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other Holder and each person controlling such other Holder, each of such other Holders, officers and directors, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) or a material fact contained in any such registration statement, final prospectus, or any amendment or supplement thereto, incident to any offering registered pursuant to this Agreement or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and, subject to Section 7(c), will reimburse the Company, such other Holders, such directors, officers, legal counsel, independent accountants, underwriters or control persons for any legal or any other expenses out-of-pocket reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, final prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished to the Company by such Holder in writing for such purpose; provided, however, that the obligations of each Holder hereunder shall be several and not joint and shall be limited to an amount equal to the respective gross proceeds (before expenses and commissions) from the sale of Registrable Securities by such Holder as contemplated herein.

                 c.       Each party entitled to indemnification under this
Section 7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party receives written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. Notwithstanding the foregoing sentence, the Indemnified Party may retain its own counsel to conduct the defense of any such claim or litigation, and shall be entitled to be reimbursed by the Indemnifying Party for expenses incurred by the Indemnified Party in defense of such claim or litigation, in the event that the Indemnifying Party does not assume the defense of such claim or litigation within thirty days after the Indemnifying Party receives notice thereof from the Indemnified Party. Further, an Indemnifying Party shall be liable for amounts paid in settlement of any such claim or litigation only if the Indemnifying Party consents in writing to such settlement (which consent shall not be unreasonably withheld). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party a release from all liability with respect to such claim or litigation.

                 d. If the indemnification provided for in this Section 7 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any claim, loss, damage or liability referred to herein, then the Indemnifying Party, to the extent such indemnification is unavailable, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such

Indemnified Party as a result of such claims, losses, damages or liabilities in such proportion as is appropriate to reflect the relative benefit to or fault of the Indemnifying Party and indemnified parties in connection with the actions that resulted in such claims, losses, damages and liabilities. The relative benefit of such Indemnifying Party and indemnified parties shall be determined by reference to, among other things, in the case of the Company, the value of the entire issued ordinary share capital of Symphony received by the Company, and, in the case of each Holder, the gross proceeds received by each such Holder from the sale of Registrable Securities in the manner contemplated hereby. The amount paid or payable by a party as a result of the claims, losses, damages or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this paragraph. No party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any party.

                 e. The obligations of the Company and each Holder under this Section 7 shall survive the completion of any offering of stock in a registration statement under this Agreement.

         8. Reports Under Securities Exchange Act of 1934. The Company agrees to:

                 a. use all reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

                 b. furnish to each Holder forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time that it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and (iii) such other information as may be reasonably requested in availing each Holder of any rule or regulation of the SEC which permits the selling of any such securities pursuant to Form S-3; and

                 c. will use its Best Efforts to remain eligible to use Form S-3 with respect to the sale of the Registrable Securities.

         9. Assignment of Registration Rights. The rights of a Holder pursuant to this Agreement may be assigned, in whole or in part, by such Holder to a transferee of Registrable Securities only if: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and a copy of a duly executed written instrument in form reasonably satisfactory to the Company pursuant to which such transferee agrees to be bound hereby and provides the Company with such reasonable information as the Company may request to permit the transferee to sell such Registrable Securities pursuant to the registration statement filed in accordance with Section 2 hereof, and (b) immediately following such transfer, the disposition of such Registrable Securities by the transferee is restricted under the Securities Act.

         10. Amendment of Registration Rights. The Holders of a majority of the Registrable Securities then outstanding may, with the consent of the Company, amend the registration rights granted hereunder.

         11.     Shareholder Lock Up.

                 11.16 Notwithstanding anything in this Agreement to the contrary, NMC Shareholder N.M. New Media Entertainment Ltd. ("NME") agrees that, except with respect to 256,148 Registrable Securities, it will not, directly or indirectly, sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of: (a) any shares of Buyer Common Stock acquired pursuant to the Stock Purchase Agreement for a period ending one (1) year following the Closing Date and (b) more than an aggregate of 192,111 shares of Buyer Common Stock acquired pursuant to the Stock Purchase Agreement for a period ending two
(2) years following the Closing date.

                 11.17 The Company agrees that, in the event that NME is required to indemnify the Company pursuant to Section 10 of the Stock Purchase Agreement, the Company will allow NME, notwithstanding Section 11(a) above, to sell such number of Registrable Securities as is necessary for NME to satisfy its indemnification obligation.

                 11.18 The Company agrees that, in the event that Mr. Efraim Atad is terminated by the Company without just cause (as such term is defined in the Employment Agreement between Mr. Atad and the Company), then the lock up set forth in Section 11(a) shall terminate and have no further force and effect.

         12. Affiliate Registration. The Company agrees that, so long as a Holder is considered an "affiliate" of the Company, in the event that the Company registers for re-sale securities of the Company held by other affiliates of the Company, the Company will afford such affiliate Holder the opportunity to include any Registrable Securities then held by such Holder in such registration statement upon substantially the same terms as the other affiliates.

         13. Termination. All obligations of the parties set forth in this Agreement shall terminate upon the Termination Date. Notwithstanding the foregoing, the obligations of the parties hereto pursuant to Section 6 and
Section 7 hereof shall survive the Termination Date, and the obligations of the Company pursuant to Section 12 hereof shall survive the Termination Date for a period of four (4) years.

         14. Obligations of Holders. By exercising any rights hereunder, each Holder shall be deemed to assume all obligations of a Holder hereunder as though such Holder were a signatory hereto. The Company may require Holders to execute an instrument whereby such Holders expressly assume all obligations of Holders hereunder as a condition precedent to any obligations of the Company hereunder.

         15. Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or
(c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

                 Sellers:                  as set forth on Schedule A

                 with a copy to:           Shenhav, Elrom, Konforti & Shavit
                                           Shalom Tower, 4th Floor
                                           P.O. Box 29671
                                           Tel-Aviv, 61290
                                           Israel
                 Attention:                Amos Konforti, Adv.
                 Facsimile No.:            972-3-516-0068

                 Buyer:                    Harmonic Lightwaves, Inc.
                                           549 Baltic Way
                                           Sunnyvale, California 94089
                                           United States of America
                 Attention:                Mr. Robin N. Dickson
                 Facsimile No.:            (408)542-2516

                 with a copy to:           Wilson Sonsini Goodrich & Rosati,
                                           P.C.
                                           650 Page Mill Road
                                           Palo Alto, California  94304
                                           United States of America
                 Attention:                Patrick J. Schultheis, Esq.
                 Facsimile No.:            (650) 493-6811

         16. Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of California, County of Santa Clara, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of California, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

         17. Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

         18. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         19. Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         20. Governing Law. This Agreement will be governed by the laws of the State of California without regard to conflicts of laws principles.

         21. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

         22. Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

         IN WITNESS WHEREOF, the parties have executed and delivered to this Agreement as of the date first written above.


                                       HARMONIC LIGHTWAVES, INC.


                                       By:_____________________________
                                          Robin N. Dickson
                                          Chief Financial Officer



                                        NMC SHAREHOLDERS


                                         _______________________________

                                         _______________________________

                                         _______________________________

                                   SCHEDULE A


Name and Address





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